STOCKHOLDERS AGREEMENT by and among MASUBI LLC And THE STOCKHOLDERS OF MASUBI LLC Dated as of July __, 2002

MASUBI LLC

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this "Agreement") is entered into as of July ___, 2002, by and among MASUBI LLC, a Delaware limited liability company (the "Company"), the purchasers of the Company's Series A Preferred Units (the "Series A Convertible Preferred Stock"), from time to time listed on Exhibit A hereto (collectively, the "Investors," and each individually, an "Investor") and the holders of the Company's Common Units (the "Common Stock"), from time to time listed on Exhibit B hereto (collectively, the "Common Holders," and each individually, a "Common Holder").

RECITALS

WHEREAS, on this date Merlin Software Technologies International, Inc., a Nevada corporation ("Merlin") is the only Common Holder and owns all of the issued and outstanding shares of Common Stock; and

WHEREAS, the Company has issued to Merlin 275,000 shares of the Company's Series A Convertible Preferred Stock ("Series A Convertible Preferred Stock"); and

WHEREAS, on this date the Company is issuing to SDS Merchant Fund, L.P., a Delaware limited partnership ("SDS"), which is an Investor, 25,000 shares of Series A Convertible Preferred Stock, pursuant to that certain Securities Purchase Agreement of even date herewith (the "Purchase Agreement"); and

WHEREAS, on this date Merlin is selling to SDS, and SDS is accepting all 275,000 shares of the Series A Convertible Preferred Stock owned by Merlin in consideration of the exchange of the Bridge Obligations (as defined in the Purchase Agreement); and

WHEREAS, as a material inducement and condition of entering into the Purchase Agreement and consummating the transactions contemplated thereunder, the Investor has required that the Company and the Common Holder enter into this Agreement relating to the election of members to the Company's Board of Directors and providing for certain restrictions and obligations with respect to the capital stock and other equity securities in the Company held by the Common Holder.

NOW, THEREFORE, in consideration of the foregoing recitals and for good and other valuable consideration set forth in this Agreement and in the Purchase Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS AND CONSTRUCTION

Section 1.0 Definitions As used in this Agreement, the following terms shall have the following respective meanings:

"Affiliates" shall mean any person directly or indirectly controlled by, controlling or under common control with another person, where the term "control," for purposes of this definition, means the power to direct the management of the person in question.

"Board" shall mean the board of directors of the Company.

"Change of Control Event" shall mean, with respect to any Common Holder that is not a natural person: (i) a consolidation or merger of such Common Holder or any Control Entity of such Common Holder with or into any person, or any other transaction or series of transactions (including, without limitation, the issuance of additional securities by such Common Holder or Control Entity or the Transfer of outstanding securities of such Common Holder or Control Entity by one or more of its respective security holders), that results in any person acquiring or becoming the beneficial owner of, directly or indirectly, whether through the acquisition of previously issued and outstanding voting securities or of voting securities which have not been previously issued, or any combination thereof or any other transaction having a similar effect 35% or more of the voting securities of any such Common Holder or Control Entity, or (ii) the subjection to a voting trust of 35% or more of the issued and outstanding voting securities of any such Common Holder or Control Entity.

"Control Entity" shall mean, with respect to any Common Holder that is not a natural person, any other person that, directly or indirectly, controls such Common Holder, where the term "control," for purposes of this definition, means the power to direct the management of the person in question.

"Co-Sale Notice" shall mean written notice of a proposed Transfer by a Selling Stockholder to a Proposed Transferee, setting forth the terms and conditions, including price, of such Transfer, together with a copy of any definitive documentation of such Transfer, provided to the Investors pursuant to Section 3.2(a), together with any updates to such notice pursuant to Section 3.2(d).

"Equity Securities" shall mean (a) any Common Stock or other capital stock of the Company, (b) any security convertible, with or without consideration, into any Common Stock or other capital stock of the Company (including any option, warrant or other right to subscribe for or purchase such a convertible security), (c) any security carrying any option, warrant or other right to subscribe for or purchase any Common Stock or other capital stock of the Company or (d) any such option, warrant or other right.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Fully-Diluted Basis" shall include, when used to refer to the number of shares of Common Stock then outstanding, all shares of Common Stock that are issued and outstanding at such time plus all shares of Common Stock that are issuable upon the conversion, exercise or exchange of all other Equity Securities that are issued and outstanding at such time and that are, directly or indirectly, convertible into or exercisable or exchangeable for shares of Common Stock, regardless of whether such Equity Securities are then convertible, exercisable or exchangeable.

"Lien" shall mean, with respect to any property (real or personal, tangible or intangible), any mortgage, lien, pledge, charge, conditional sales agreement, title retention agreement, lease, security interest, easement, right of way, title defect, restriction, encumbrance, or any claim of any kind with respect to such property.

"Majority in Interest" shall mean, with respect to any group of stockholders, the members of such group who own greater than fifty percent (50%) of the shares of Common Stock then outstanding on a Fully-Diluted Basis owned by all of the members of such group.

"Operating Agreement" shall mean the Operating Agreement of the Company, as amended from time to time, including the Annex B thereto.

"Qualified Public Offering" shall mean a firm commitment underwritten public offering registered under the Securities Act (or its equivalent statute under the laws of the Republic of India) covering the offer and sale by the Company of its Common Stock (a) in which (i) the aggregate proceeds to the Company equal or exceed US$ 30,000,000, net of underwriting discounts and commissions, and (ii) the price per share of such Common Stock, net of costs, expenses, underwriting discounts and commissions, equals or exceeds the quotient of (x) US$ 35,050,000 divided by (y) the number of shares of Common Stock then outstanding, and (b) that results in the securities so offered being listed on a national securities exchange or trading market.

"Participating Investor" shall mean, as the case may be, any Investor that elects to purchase any Offered Securities from a Selling Stockholder pursuant to Section 3.1 hereof, or any Investor that elects to participate in a Transfer of Equity Securities by a Selling Stockholder pursuant to Section 3.2 hereof, or any Investor that elects to purchase any Involuntary Securities from an Involuntary Holder pursuant to Section 3.3 hereof.

"Permitted Transfer" shall mean (a) with respect to any Common Holder who is a natural person, a Transfer by such Common Holder (i) to or for the benefit of any immediate family member of such Common Holder or (ii) to a trust or family partnership for the benefit of such Common Holder or any immediate family member of such Common Holder, in either case (i) and (ii) for reasonable estate planning or tax management purposes; and (b) with respect to any Common Holder that is not a natural person, a Transfer by such Common Holder (i) to one or more of such Common Holder's Affiliates or (ii) to such Common Holder's stockholders, members or partners, as the case may be, in accordance with their interest in such Common Holder; provided, however, that no Transfer shall be a Permitted Transfer unless it is made in compliance with all applicable securities laws.

The term "person" shall mean any individual, partnership, limited liability company, corporation, business trust, trust, unincorporated association, joint venture or other entity of whatever nature.

"Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 1.1 Construction Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes.

Section 1.2 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

ARTICLE II
BOARD OF DIRECTORS

Section 2.0 Number of Directors The Board shall consist of no more than five members, and no party hereto shall take any action to increase the size of the Board beyond five members without the affirmative vote of a Majority in Interest of the Investors.

Section 2.1 Election of Directors. This Section 2.2 shall be of no force or effect after January 1, 2004. Subject to the provisions set forth in the Operating Agreement, this Section 2.2 shall apply to the election of members to the Board of Directors. Until the members of the Board of Directors are appointed hereunder, the initial members of the Board of Directors shall be Raahim Don and Trevor McConnell.

(a) At any time at which stockholders of the Company shall vote, or shall have the right to vote, shares of capital stock of the Company for the election of directors, the Investors and the Common Holders shall vote all shares of capital stock of the Company presently owned or hereafter acquired by them in favor of the following actions:

(i) for so long as any of the Investors (together with their respective Affiliates) owns any capital stock of the Company to cause and maintain the election to the Board of two individuals (the "Investor Directors") nominated by the affirmative vote of a Majority in Interest of the Investors;

(ii) to cause and maintain the election to the Board of three individuals (the "Inside Directors") nominated by the affirmative vote of a Majority in Interest of the Common Holders; and

(iii) In connection with any meeting or other action of the stockholders for the election of directors, the Company shall take all necessary steps to cause the nomination for election to the Board of the individuals set forth above.

Section 2.2 Vacancies and Removal Each of the directors nominated in accordance with Section 2.2 shall be elected at any annual or special meeting of stockholders (or by written consent in lieu of a meeting of stockholders) and shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Each of the Investor Directors may be removed during his or her term of office, without cause, by (and only by) a Majority in Interest of the Investors.

Section 2.3 Meetings of the Board

(a) The Company shall cause regular meetings of its Board to be held at least quarterly, with sufficient notice to the Investors as to the time and place of each such meeting.

(b) Except as otherwise required by law, (I) any one director shall have the right to call a meeting of the Board or the stockholders of the Company, (ii) a quorum for a meeting of the Board or any committee thereof shall require the attendance of the Investor Directors, and (iii) members of the Board or any committee thereof, may participate in any meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting. The Company shall cause its Operating Agreement to at all times be consistent with the foregoing provisions of this Section 2.5(b), and neither the Company nor any Investor or Common Holder shall take any action that is inconsistent with the foregoing; provided, however, that in the event of any inconsistency between the Company's Operating Agreement and this Agreement, the provisions of this Agreement shall govern to the maximum extent permitted by law.

Section 2.4 Directors' Expenses The Company shall reimburse each member of the Board, for all reasonable out-of-pocket expenses incurred in connection with the performance of such person's duties as a director.

Section 2.5 Directors' Liability and Indemnification The Company shall cause its Operating Agreement to at all times provide for (a) elimination of the liability of directors to the maximum extent permitted by law and (b) indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law, and no Investor or Common Holder shall take any action that is inconsistent with the foregoing.

ARTICLE III
transfer RESTRICTIONS

Section 3.0 Right of First Refusal This Section 3.1 shall apply so long as SDS continues to own 20% or more of any voting securities of the Company then issued and outstanding.

(a) Subject to the first lien priority security interest on certain shares of Common Stock in favor of SDS, if at any time any Common Holder desires to sell, assign or otherwise dispose of ("Transfer," and any such sale, assignment or other disposition, a "Transfer") any Equity Securities in the Company beneficially owned by such Common Holder (hereinafter, the "Selling Stockholder") to any person (the "Proposed Transferee") (whether for cash or any other form of consideration, including a promissory note or other deferred consideration), the Proposed Transferee shall be required to submit to the Selling Stockholder a bona fide written offer (the "Bona Fide Offer") for the Transfer of such Equity Securities (the "Offered Securities"), and the Selling Stockholder shall then submit a written offer (the "Offer") to sell the Offered Securities to each of the Investors on terms and conditions, including price, not less favorable to the Investor than those contained in the Bona Fide Offer. The Offer shall disclose the identity of the Proposed Transferee, the number and type of Offered Securities proposed to be Transferred, the total number and type(s) of Equity Securities owned by the Selling Stockholder, and the terms and conditions, including price, of the proposed Transfer, and shall be accompanied by a copy of the Bona Fide Offer. The Offer shall provide each such Investor with the right, but not the obligation, to purchase, for the price and upon the other terms and conditions (including deferred payment, if applicable) of the proposed Transfer to the Proposed Transferee set forth therein, that number of the Offered Securities as is equal to the number of Offered Securities multiplied by a fraction, (I) the numerator of which is the aggregate number of shares of Common Stock then outstanding on a Fully-Diluted Basis owned by such Investor, and (ii) the denominator of which is the sum of all shares of Common Stock then outstanding on a Fully-Diluted Basis owned by all of the Investors. If the purchase price to be paid by the Proposed Transferee is to be payable in property other than in cash, each Investor shall have the right to pay the purchase price in the form of cash in an amount equal to the fair market value (as determined in good faith by a Majority in Interest of the Participating Investors (as defined herein)) of such non-cash property. In the event of any dispute between the Selling Stockholder and the Participating Investors regarding the determination of the fair market value of such non-cash property, at the request of any of them, the parties shall engage a consulting, investment banking or other valuation firm selected by a Majority in Interest of the Participating Investors and approved by the Selling Stockholder (which approval shall not be unreasonably withheld or delayed) to prepare an independent appraisal of the fair market value of such property, which appraisal shall be binding on the parties. The expense of any appraisal by such a consulting, investment banking or other valuation firm shall be borne equally by the Selling Stockholder on the one hand and the Participating Investors (allocated pro rata among them based upon the number of Offered Securities being purchased by each) on the other hand.

(b) If an Investor desires to purchase all or any portion of its allotment of the remaining Offered Securities, such Investor (now, a "Participating Investor" for purposes of this Section 3.1) shall deliver a written notice (a "Participating Investor Notice") of its election to purchase such Offered Securities to the Selling Stockholder, which Participating Investor Notice shall state the number of Offered Securities such Participating Investor desires to purchase (including such number of Offered Securities such Participating Investor would be willing to purchase in excess of its allotment) and shall be delivered to the Selling Stockholder within 30 days after the date the Investors receive the Offer. If one or more Investors, but not all Investors, elect to purchase their allotment of the Offered Securities, such Participating Investors, if they so indicate in their Participating Investor Notice, may likewise purchase that portion of the Offered Securities that was available for purchase by the non-Participating Investors, allocated pro rata among the Participating Investors who choose to purchase such additional Offered Securities. Each Participating Investor Notice shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale to, and purchase by, that Participating Investor of such number of Offered Securities as is set forth in such Participating Investor Notice on the terms of the Offer as set forth in Section 3.1(a), and the closing of such sale and purchase shall occur at such time and place as set forth in subsection (c) below.

(c) If one or more Investors has elected to purchase all or any portion of the Offered Securities pursuant to this Section 3.1, the closing of such sale(s) and purchase(s) shall take place at the principal place of business of the Company on such date as may be mutually agreed by the Selling Stockholder and the Participating Investors, but in no event later than the 60th day (or if such 60th day is not a business day, then on the next succeeding business day) following the expiration of the 30-day period provided in subsection (b) above (or, if the consent or approval of any governmental authority is required to consummate such sale(s) and purchase(s), then in no event later than the 15th day following the date on which any such consent or approval is obtained). At the closing, (I) the Selling Stockholder shall deliver to the Participating Investors a certificate or certificates, if any, evidencing the Offered Securities being purchased by each such party, duly endorsed for transfer to such party, together with a certificate pursuant to which the Selling Stockholder shall represent and warrant to the Participating Investors that each such party is receiving good and marketable title to the Offered Securities, free and clear of all Liens, and (ii) upon receipt thereof, each of the Participating Investors shall deliver the purchase price for the Offered Securities being purchased by such party in the manner provided in the Offer.

(d) If the Participating Investors do not elect to purchase all of the Offered Securities, then for a period of 90 days commencing upon the expiration of the 30-day period provided in subsection (b) above, subject to the provisions of Sections 3.2, 3.3, 3.4, 3.8 and 3.9 the Selling Stockholder may consummate the Transfer of all remaining Offered Securities to the Proposed Transferee at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer; provided, however, that any Offered Securities not sold within such 90-day period shall again be subject to the requirements of this Section 3.1.

(e) The exercise or non-exercise by any of the Investors of its respective rights pursuant to this Section 3.1 shall be without prejudice to its rights under this Article III with respect to any future Transfers of Offered Securities.

Section 3.1 Right of First Refusal; Investor Selling This Section 3.2 shall apply only if all of the debts and obligations currently owed or which in the future may be owed by Merlin to SDS, including but not limited to, the Series B-1, Series B-2 Notes, the two Promissory Notes in the principal amount of $250,000 and $300,000, each dated on even date herewith, and the debts and obligations owed by the Company to SDS, have been repaid in full. Notwithstanding the provisions of this Section 3.2, SDS may Transfer any of its Equity Securities in the Company without being deemed in breach of this Agreement, if such Transfer is in compliance with that certain Securities Purchase Agreement, dated on even date herewith among SDS, Merlin, the Company and the investors named therein.

(a) If at any time any Investor desires to Transfer any Equity Securities in the Company beneficially owned by such Investor (hereinafter, the "Selling Investor") to any Proposed Transferee (whether for cash or any other form of consideration, including a promissory note or other deferred consideration), the Proposed Transferee shall be required to submit to the Selling Investor a Bona Fide Offer for the Transfer of the Offered Securities, and the Selling Investor shall then submit an Offer to sell the Offered Securities to each of the Common Holders and each of the other Investors other than the Selling Investor (collectively, the "Offerees"), on terms and conditions, including price, not less favorable to the Offerees than those contained in the Bona Fide Offer. The Offer shall disclose the identity of the Proposed Transferee, the number and type of Offered Securities proposed to be Transferred, the total number and type(s) of Equity Securities owned by the Selling Investor, and the terms and conditions, including price, of the proposed Transfer, and shall be accompanied by a copy of the Bona Fide Offer. The Offer shall provide each such Offeree with the right, but not the obligation, to purchase, for the price and upon the other terms and conditions (including deferred payment, if applicable) of the proposed Transfer to the Proposed Transferee set forth therein, that number of the Offered Securities as is equal to the number of Offered Securities multiplied by a fraction, (I) the numerator of which is the aggregate number of shares of Common Stock then outstanding on a Fully-Diluted Basis owned by such Offeree, and (ii) the denominator of which is the sum of all shares of Common Stock then outstanding on a Fully-Diluted Basis owned by all of the Offerees. If the purchase price to be paid by the Proposed Transferee is to be payable in property other than in cash, each Offeree shall have the right to pay the purchase price in the form of cash in an amount equal to the fair market value (as determined in good faith by a Majority in Interest of the Participating Investors (as defined herein)) of such non-cash property. In the event of any dispute between the Selling Investor and the Participating Investors regarding the determination of the fair market value of such non-cash property, at the request of any of them, the parties shall engage a consulting, investment banking or other valuation firm selected by a Majority in Interest of the Participating Investors and approved by the Selling Investor (which approval shall not be unreasonably withheld or delayed) to prepare an independent appraisal of the fair market value of such property, which appraisal shall be binding on the parties. The expense of any appraisal by such a consulting, investment banking or other valuation firm shall be borne equally by the Selling Investor on the one hand and the Participating Investors (allocated pro rata among them based upon the number of Offered Securities being purchased by each) on the other hand.

(b) If an Offeree desires to purchase all or any portion of its allotment of the remaining Offered Securities, such Offeree (now, a "Participating Investor" for purposes of this Section 3.2) shall deliver a written notice (a "Participating Investor Notice") of its election to purchase such Offered Securities to the Selling Investor, which Participating Investor Notice shall state the number of Offered Securities such Participating Investor desires to purchase (including such number of Offered Securities such Participating Investor would be willing to purchase in excess of its allotment) and shall be delivered to the Selling Investor within 30 days after the date the Offeree receive the Offer. If one or more Offerees, but not all Offerees, elect to purchase their allotment of the Offered Securities, such Participating Investors, if they so indicate in their Participating Investor Notice, may likewise purchase that portion of the Offered Securities that was available for purchase by the non-Participating Investors, allocated pro rata among the Participating Investors who choose to purchase such additional Offered Securities. Each Participating Investor Notice shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale to, and purchase by, that Participating Investor of such number of Offered Securities as is set forth in such Participating Investor Notice on the terms of the Offer as set forth in Section 3.2(a), and the closing of such sale and purchase shall occur at such time and place as set forth in subsection (e) below.

(c) If the Participating Investors do not purchase all of the Offered Securities, the Selling Investor shall submit the Offer to the Company, providing the Company with the right, but not the obligation, to purchase, for the price and upon the other terms and conditions (including deferred payment, if applicable) of the proposed Transfer to the Proposed Transferee set forth therein, that number of Offered Securities as is equal to the remaining Offered Securities. If the purchase price to be paid by the Proposed Transferee is to be payable in property other than in cash, the Company shall have the right to pay the purchase price in the form of cash in an amount equal to the fair market value (as determined in good faith by the Company of such non-cash property; provided, however, that if the fair market value of such non-cash property has already been determined pursuant to Section 3.2(a), such determination of the fair market value shall be binding upon the Selling Investor and the Company. In the event of any dispute between the Selling Investor and the Company regarding the determination of the fair market value of such non-cash property, at the request of any of them, the parties shall engage a consulting, investment banking or other valuation firm selected by the Company and approved by the Selling Investor (which approval shall not be unreasonably withheld or delayed) to prepare an independent appraisal of the fair market value of such property, which appraisal shall be binding on the parties. The expense of any appraisal by such a consulting, investment banking or other valuation firm shall be borne equally by the Selling Investor and the Company.

(d) If the Company desires to purchase all or any portion of its allotment of the remaining Offered Securities, the Company shall deliver a written notice (a "Company Notice") of its election to purchase such Offered Securities to the Selling Investor, which Company Notice shall state the number of Offered Securities the Company desires to purchase and shall be delivered to the Selling Investor within 30 days after the date the Company receives the Offer. The Company Notice shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale to, and purchase by, the Company of such number of Offered Securities as is set forth in the Company Notice on the terms of the Offer as set forth in Section 3.2(a), and the closing of such sale and purchase shall occur at such time and place as set forth in subsection (e) below.

(e) If one or more Offerees or the Company has elected to purchase all or any portion of the Offered Securities pursuant to this Section 3.2, the closing of such sale(s) and purchase(s) shall take place at the principal place of business of the Company on such date as may be mutually agreed by the Selling Investor and the Participating Investors, but in no event later than the 60th day (or if such 60th day is not a business day, then on the next succeeding business day) following the expiration of the 30-day period provided in subsection (d) above (or, if the consent or approval of any governmental authority is required to consummate such sale(s) and purchase(s), then in no event later than the 15th day following the date on which any such consent or approval is obtained). At the closing, (I) the Selling Investor shall deliver to the Participating Investors, or the Company, as applicable, a certificate or certificates, if any, evidencing the Offered Securities being purchased by each such party, duly endorsed for transfer to such party, together with a certificate pursuant to which the Selling Investor shall represent and warrant to the Participating Investors or the Company, as applicable, that each such party is receiving good and marketable title to the Offered Securities, free and clear of all Liens, and (ii) upon receipt thereof, each of the Participating Investors or the Company, as applicable, shall deliver the purchase price for the Offered Securities being purchased by such party in the manner provided in the Offer.

(f) If the Company and the Participating Investors do not elect to purchase all of the Offered Securities, then for a period of 90 days commencing upon the expiration of the 30-day period provided in subsection (d) above, subject to the provisions of Sections 3.3, 3.4, 3.8 and 3.9, the Selling Investor may consummate the Transfer of all remaining Offered Securities to the Proposed Transferee at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer; provided, however, that any Offered Securities not sold within such 90-day period shall again be subject to the requirements of this Section 3.2.

(g) The exercise or non-exercise by any of the Offerees or the Company of its respective rights pursuant to this Section 3.2 shall be without prejudice to its rights under this Article III with respect to any future Transfers of Offered Securities.

Section 3.2 Right of Participation This Section 3.3 shall apply until the earlier of (I) July 31, 2006, (ii) the conversion of all of the outstanding shares of Series A Convertible Preferred Stock into Common Stock, or (iii) the exchange of all of the shares of Series A Convertible Preferred Stock then held by SDS for the common stock of Merlin in accordance with that certain Securities Purchase Agreement, dated on even date herewith among SDS, Merlin and the Company.

(a) If at any time a Selling Stockholder desires to Transfer any Equity Securities in the Company beneficially owned by such Selling Stockholder to any Proposed Transferee as permitted under Section 3.1(d), then, after having first complied with any and all other applicable provisions of this Agreement, the Selling Stockholder shall deliver a Co-Sale Notice to the Investors at least 30 days' prior to the proposed Transfer.

(b) Each Investor that notifies the Selling Stockholder as provided in Section 3.3(c) below (now, a "Participating Investor" for purposes of this Section 3.3) shall have the right, but not the obligation, to participate in such Transfer at the same price and upon the same terms and conditions as involved in such Transfer by the Selling Stockholder (provided that if any Participating Investor does not own the type of Equity Securities proposed to be Transferred by the Selling Stockholder to the Proposed Transferee, such Participating Investor shall have the right to Transfer that type of Equity Security that such Participating Investor does own as most closely resembles the type of Equity Securities proposed to be Transferred by the Selling Stockholder), and such Selling Stockholder shall make effective arrangements for such participation (which shall be a condition to any Transfer by the Selling Stockholder). To the extent one or more of the Investors exercise such right of participation, each Participating Investor may Transfer all or any portion of such number of Equity Securities in the Company to be Transferred by such Participating Investor as is obtained by multiplying the number of Equity Securities covered by the Co-Sale Notice by a fraction, (I) the numerator of which is the aggregate number of shares of Common Stock then outstanding on a Fully-Diluted Basis owned by such Participating Investor, and (ii) the denominator of which is the sum of all shares of Common Stock then outstanding on a Fully-Diluted Basis owned by the Selling Stockholder and all Participating Investors, and the number of Equity Securities that the Selling Stockholder may Transfer shall be correspondingly reduced.

(c) If an Investor wishes to so participate in any Transfer under this Section 3.3, it shall notify the Selling Stockholder of such intention as soon as practicable after its receipt of the Co-Sale Notice, but in any event within 30 days thereafter. As a condition to participation, each Participating Investor shall be required to deliver, at the closing of such Transfer, a certificate to the Proposed Transferee pursuant to which such Participating Investor shall represent and warrant to the Proposed Transferee with respect to the Equity Securities being Transferred by such Participating Investor that the Proposed Transferee is receiving good and marketable title to such Equity Securities, free and clear of all Liens created by such Participating Investor, and no Participating Investor shall be required to make any additional representations and warranties to the Proposed Transferee.

(d) The Selling Stockholder shall update the Co-Sale Notice by promptly providing to each Investor notice of any material changes to the information contained therein, including changes to any of the definitive documentation originally provided along with the Co-Sale Notice. Upon receipt of each such updated notice, (I) each Participating Investor shall have the right to withdraw such Participating Investor's election to participate and (ii) each non-Participating Investor shall have the right to elect to participate, in each case by delivery of written notice to that effect to the Selling Stockholder within the greater of (A) the number of days remaining in the 30-day period referred to in subsection (c) above or (B) five days after its receipt of such updated Co-Sale Notice.

(e) Upon compliance with the provisions of this Section 3.3, the Selling Stockholder and each Participating Investor shall Transfer to the Proposed Transferee all of the Equity Securities proposed to be Transferred by them at not less than the price and upon terms and conditions not more favorable to the Proposed Transferee than those contained in the Co-Sale Notice (or the final update thereto pursuant to Section 3.3(d)). As a condition to such sale, the Selling Stockholder shall use best efforts to limit the liability of each Participating Investor to the proceeds received by such Participating Investor. The Company shall use its best efforts to aid in the closing of any such Transfer, including, but not limited to, exchanging any certificates representing each Participating Investor's Equity Securities for new certificates in requested denominations.

(f) The exercise or non-exercise by any Investor of its rights pursuant to this Section 3.3 shall be without prejudice to its rights under this Article III with respect to any future Transfers by the Selling Stockholder.

Section 3.3 Right of Participation by Merlin This Section 3.4 shall apply so long as Merlin continues to own at least twenty percent (20%) of the Common Stock of the Company on a Fully-Diluted Basis.

(a) If at any time SDS desires to Transfer any Equity Securities in the Company beneficially owned by SDS to ICICI Inc., an Indian corporation ("ICICI") as permitted under Section 3.1(d), then, after having first complied with any and all other applicable provisions of this Agreement, SDS shall deliver a Co-Sale Notice to Merlin at least 30 days' prior to the proposed Transfer.

(b) Merlin shall have the right, but not the obligation, to participate in such Transfer at the same price and upon the same terms and conditions as involved in such Transfer by SDS (provided that if Merlin does not own the type of Equity Securities proposed to be Transferred by SDS to the Proposed Transferee, Merlin shall have the right to Transfer that type of Equity Security that the Company does own as most closely resembles the type of Equity Securities proposed to be Transferred by SDS), and SDS shall make effective arrangements for such participation (which shall be a condition to any Transfer by SDS). Merlin may Transfer that number of Equity Securities in the Company obtained by multiplying the number of Equity Securities covered by the Co-Sale Notice by a fraction, (I) the numerator of which is the aggregate number of shares of Common Stock then outstanding on a Fully-Diluted Basis owned by Merlin, and (ii) the denominator of which is the sum of all shares of Common Stock then outstanding on a Fully-Diluted Basis owned by SDS and Merlin, and the number of Equity Securities that SDS may Transfer shall be correspondingly reduced. Notwithstanding the foregoing, Merlin may not Transfer that number of Equity Securities in the Company pursuant to this Section 3.4(b) in an amount exceeding 50% of the Equity Securities being Transferred to ICICI.

(c) If Merlin wishes to so participate in any Transfer under this Section 3.4, it shall notify SDS of such intention as soon as practicable after its receipt of the Co-Sale Notice, but in any event within 30 days thereafter. As a condition to participation, Merlin shall be required to deliver, at the closing of such Transfer, a certificate to ICICI pursuant to which Merlin shall represent and warrant to ICICI with respect to the Equity Securities being Transferred by Merlin that ICICI is receiving good and marketable title to such Equity Securities, free and clear of all Liens created by Merlin, and Merlin shall not be required to make any additional representations and warranties to ICICI.

(d) SDS shall update the Co-Sale Notice by promptly providing to Merlin notice of any material changes to the information contained therein, including changes to any of the definitive documentation originally provided along with the Co-Sale Notice. Upon receipt of each such updated notice, (I) Merlin shall have the right to withdraw its election to participate and (ii) Merlin shall have the right to elect to participate, in each case by delivery of written notice to that effect to SDS within the greater of (A) the number of days remaining in the 30-day period referred to in subsection (c) above or (B) five days after its receipt of such updated Co-Sale Notice.

(e) Upon compliance with the provisions of this Section 3.4, SDS and Merlin shall Transfer to ICICI all of the Equity Securities proposed to be Transferred by them at not less than the price and upon terms and conditions not more favorable to ICICI than those contained in the Co-Sale Notice (or the final update thereto pursuant to Section 3.4(d)). As a condition to such sale, SDS shall use best efforts to limit the liability of Merlin to the proceeds received by Merlin. The Company shall use its best efforts to aid in the closing of any such Transfer, including, but not limited to, exchanging any certificates representing Merlin's Equity Securities for new certificates in requested denominations.

(f) The exercise or non-exercise by Merlin of its rights pursuant to this Section 3.2 shall be without prejudice to its rights under this Article III with respect to any future Transfers by SDS.

Section 3.4 Involuntary Transfers

(a) If at any time any Equity Securities in the Company beneficially owned by any Common Holder or Investor shall become subject to a Transfer by reason of (I) bankruptcy or insolvency proceedings involving such Common Holder or Investor, whether voluntary or involuntary, (ii) distraint, levy, foreclosure, execution or other similar involuntary Transfer against such Common Holder or Investor, or (iii) in the case of any Common Holder or Investor who is a natural person, the death of such Common Holder or Investor (any such Transfer, an "Involuntary Transfer"), then such Common Holder or Investor (as used in this Section 3.5, the term "Common Holder" and "Investor" shall include such Common Holder's or Investor's estate, if applicable) shall give the Company and the Investors written notice (the "Involuntary Transfer Notice") promptly upon the occurrence of such Involuntary Transfer, which Involuntary Transfer Notice shall disclose (A) the nature of the event resulting in the Involuntary Transfer, (B) the identity of the transferee or proposed transferee of the Equity Securities in such Involuntary Transfer (the "Involuntary Transferee"), (C) the number and type of Equity Securities that are the subject of such Involuntary Transfer (the "Involuntary Securities"), (D) whether the Involuntary Transferee or the Common Holder or Investor who was the subject of such Involuntary Transfer currently holds the Involuntary Securities (as the case may be, the "Involuntary Holder"), and (E) the terms and conditions, including price, of the Involuntary Transfer. Subject to the first lien priority security interest on certain shares of Common Stock in favor of SDS, the Company shall have the right, but not the obligation, to purchase all or any of the Involuntary Securities, and in the event that the Company does not exercise such right in full, the Investors shall have the right, but not the obligation, to purchase all or any of the remaining Involuntary Securities, in each case on the same terms and conditions, including price (subject to the provisions of subsection (f) below), as those applicable to the Involuntary Transfer, and, if applicable, the Involuntary Transferee shall take such Equity Securities subject to such rights, as well as the provisions of subsection (g) below.

(b) If the Company desires to purchase all or any of the Involuntary Securities, the Company shall deliver a written notice of its election to purchase such Involuntary Securities to the Involuntary Holder, which notice shall state the number of Involuntary Securities the Company desires to purchase and shall be delivered to the Involuntary Holder within 30 days after the date the Company receives the Involuntary Transfer Notice. Such notice shall, when taken in conjunction with the Involuntary Transfer Notice, be deemed to constitute a valid, legally binding and enforceable agreement for the sale to, and purchase by, the Company of such number of Involuntary Securities as is set forth in the Company's notice on the terms of the Involuntary Transfer as set forth in Section 3.5(a), and the closing of such sale and purchase shall take occur at such time and place as set forth in subsection (e) below.

(c) If the Company does not elect to purchase all of the Involuntary Securities, the Company shall give written notice to the Investors to such effect, which notice shall state the number of Involuntary Securities that remain to be purchased and shall be delivered to the Investors within the 30-day period referred to in subsection (b) above, and subject to the first lien priority security interest on certain shares of Common Stock in favor of SDS, each Investor shall have the right, but not the obligation, to purchase such number of the remaining Involuntary Securities as is equal to the number of remaining Involuntary Securities multiplied by a fraction, (I) the numerator of which is the aggregate number of shares of Common Stock then outstanding on a Fully-Diluted Basis owned by such Investor, and (ii) the denominator of which is the sum of all shares of Common Stock then outstanding on a Fully-Diluted Basis owned by all of the Investors.

(d) If an Investor desires to purchase all or any portion of its allotment of the remaining Involuntary Securities, such Investor (now, a "Participating Investor" for purposes of this Section 3.5) shall deliver a written notice of its election to purchase such Involuntary Securities to the Involuntary Holder, which notice shall state the number of Involuntary Securities such Participating Investor desires to purchase (including such number of Involuntary Securities such Participating Investor would be willing to purchase in excess of its allotment) and shall be delivered to the Involuntary Holder within 30 days after the date the Investors receive the Company's notice referred to in subsection (c) above. If one or more Investors, but not all Investors, elect to purchase their allotment of the remaining Involuntary Securities, such Participating Investors, if they so indicate in their notice to the Involuntary Holder, subject to the first lien priority security interest on certain shares of Common Stock in favor of SDS, may likewise purchase that portion of the remaining Involuntary Securities that was available for purchase by the non-Participating Investors, allocated pro rata among those Participating Investors who choose to purchase such additional Involuntary Securities. Each such notice from a Participating Investor shall, when taken in conjunction with the Involuntary Transfer Notice, be deemed to constitute a valid, legally binding and enforceable agreement for the sale to, and purchase by, that Participating Investor of such number of Involuntary Securities as is set forth in such Participating Investor's notice on the terms of the Involuntary Transfer as set forth in Section 3.3(a), and the closing of such sale and purchase shall take occur at such time and place as set forth in subsection (e) below.

(e) If the Company or one or more Investors has elected to purchase all or any portion of the Involuntary Securities subject to the first lien priority security interest on certain shares of Common Stock in favor of SDS pursuant to this Section 3.5, the closing of such sale(s) and purchase(s) shall take place at the principal place of business of the Company on such date as may be mutually agreed by the Involuntary Holder and the Company and/or the Participating Investors, but in no event later than the 60th day (or if such 60th day is not a business day, then on the next succeeding business day) following the expiration of the 30-day period provided in subsection (d) above (or, if the consent or approval of any governmental authority is required to consummate such sale(s) and purchase(s), then in no event later than the 15th day following the date on which any such consent or approval is obtained). At the closing, (I) the Involuntary Holder shall deliver to the Company and/or the Participating Investors a certificate or certificates, if any, evidencing the Involuntary Securities being purchased by each such party, duly endorsed for transfer to such party, together with a certificate pursuant to which the Involuntary Holder shall represent and warrant to the Company and/or the Participating Investors that each such party is receiving good and marketable title to the Involuntary Securities, free and clear of all Liens, and (ii) upon receipt thereof, each of the Company and/or the Participating Investors shall deliver the purchase price for the Involuntary Securities being purchased by such party.

(f) If the purchase price to be paid by the Involuntary Transferee is to be payable in property other than in cash, the Company and/or the Participating Investors shall have the right to pay the purchase price in the form of cash in an amount equal to the fair market value (as determined in good faith by the Board) of such non-cash property. In the event of any dispute between the Involuntary Holder and the Company and/or the Participating Investors regarding the determination of the fair market value of such non-cash property, at the request of any of them, the parties shall engage a consulting, investment banking or other valuation firm selected by the Company and/or a Majority in Interest of the Participating Investors and approved by the Involuntary Holder (which approval shall not be unreasonably withheld or delayed) to prepare an independent appraisal of the fair market value of such property, which appraisal shall be binding on the parties.

(g) If the purchase price paid by the Involuntary Transferee in such Involuntary Transfer is not readily determinable due to the nature of the event giving rise to such Involuntary Transfer, the purchase price payable by the Company and/or the Participating Investors pursuant to this Section 3.5 shall be the fair market value of such Involuntary Securities on the date of the Involuntary Transfer, as determined by mutual agreement of the Involuntary Holder, on the one hand, and the Company and/or the Participating Investors, on the other hand; provided, however, that, if such parties cannot agree on such fair market value within ten days after the expiration of the 30-day period provided in subsection (d) above, then the parties shall engage a consulting, investment banking or other valuation firm selected by the Company and/or a Majority in Interest of the Participating Investors and approved by the Involuntary Holder (which approval shall not be unreasonably withheld or delayed) to prepare an independent appraisal of the fair market value of such Involuntary Securities based upon the value of the Company as a whole as a going-concern, which appraisal shall be binding on the parties.

(h) In the event any consulting, investment banking or other valuation firm is engaged pursuant to either or both of the provisions of this subsection (f), the expense of such firm shall be borne equally by the Involuntary Holder on the one hand and the Company and/or the Participating Investors (allocated pro rata among them based upon the number of Involuntary Securities being purchased by each) on the other hand.

(i) If the Company and/or the Participating Investors do not elect to purchase all of the Involuntary Securities, then the remaining Involuntary Securities shall pass to the Involuntary Transferee and the Involuntary Transferee shall be entitled to retain such Involuntary Securities; provided, however, that the Involuntary Transferee must take such Involuntary Securities subject to all of the provisions of this Agreement as if such Involuntary Transferee were a "Common Holder" or "Investor" hereunder, as applicable based upon who held the Involuntary Securities prior to such Involuntary Transfer, and the Involuntary Transferee shall execute a counterpart to this Agreement.

(k) The exercise or non-exercise by the Company or any of the Investors of its respective rights pursuant to this Section 3.5 shall be without prejudice to its rights under this Article III with respect to any future Involuntary Transfers of Equity Securities.

Section 3.5 Change of Control of Common Holder.

(a) In the event that any Common Holder that is not a natural person (or any Control Entity of such Common Holder) proposes to consummate a Change of Control Event, then such Common Holder (the "Target") shall give the Investors written notice (the "Control Event Notice") promptly upon the occurrence of proposal of a Change of Control Event, which Control Event Notice shall disclose the nature of the event resulting in the Change of Control Event, and the identity of the person (the "Acquirer") deemed to be acquiring control of the Target in such Change of Control Event. If the Investors desire to sell to the Target all (but not less than all) of the number of shares of Series A Convertible Preferred Shares then held by the Investors (or, if applicable, any Equity Securities into which such Series A Convertible Preferred Shares were converted) (the "Investor Securities"), the Investors shall deliver a written notice of its election to sell the Investor Securities to the Target, which notice shall state the number of Investor Securities the Investors desire to sell and shall be delivered to the Target within 30 days after the date the Investors receive the Control Event Notice. Such notice shall, when taken in conjunction with the Control Event Notice, be deemed to constitute a valid, legally binding and enforceable agreement for the sale by the Investors to and purchase by the Target of such number of Investor Securities as is set forth in the Investors's notice. The Target shall purchase the Investor Securities on the date of the expected execution of such Change of Control Event, as reasonably estimated by the Target and the Acquirer, or on such other date as mutually agreed upon by the Investors and the Target.

(b) Subject to subsection (a) above, the Investors shall have the right, but not the obligation, to sell all (but not less than all) of the Investor Securities, at the then fair market value, as determined by mutual agreement of the Investors and the Target; provided, however, that, if such parties cannot agree on such fair market value within ten days after the expiration of the 30-day period provided in subsection (a) above, then the parties shall engage a consulting, investment banking or other valuation firm selected by the Investors and approved by the Target (which approval shall not be unreasonably withheld or delayed) to prepare an independent appraisal of the fair market value of such Investor Securities based upon the value of the Company as a whole as a going-concern, which appraisal shall be binding on the parties. In the event any consulting, investment banking or other valuation firm is engaged pursuant to this subsection (b), the expense of such firm shall be borne equally by the Target, on the one hand, and the Investors, on the other hand. In any event, the fair market value of each share of Investor Securities shall not be less than the Original Series A Purchase Price (as defined in Section 5.4 of Annex B to the Operating Agreement) (subject to equitable adjustment in the event of any stock split, stock dividend, combination, recapitalization, reorganization, reclassification or other similar event).

(c) After the expiration of the 30-day period provided in subsection (a) above, and the Investors have not exercised their rights to sell the Investor Securities pursuant to subsection (b) above, the Target shall give the Company a written notice (the "Control Call Notice") with substantially the same information contained in the Control Event Notice. If the Company desires to purchase all or any of the Equity Securities then owned by the Target ("Control Event Securities"), the Company shall deliver a written notice of its election to purchase the Control Event Securities to the Target, which notice shall state the number of Control Event Securities the Company desires to purchase and shall be delivered to the Target within 30 days after the date the Company receives the Control Call Notice. Such notice shall, when taken in conjunction with the Control Call Notice, be deemed to constitute a valid, legally binding and enforceable agreement for the sale to, and purchase by, the Company of such number of Control Event Securities as is set forth in the Company's notice.

(d) Subject to subsection (c) above, the Company shall have the right, but not the obligation, to purchase all or any of the Control Event Securities, at the then fair market value, as determined by mutual agreement of the Company and the Target; provided, however, that if the fair market value of the Control Event Securities has already been determined pursuant to subsection (b) above, such determination of the fair market value shall be binding upon the Company and the Target. In the event that the fair market value of the Control Event Securities has not been determined pursuant to subsection (b) above and there is a dispute between the Company and the Target regarding the determination of such fair market value, at the request of any of them, then the parties shall engage a consulting, investment banking or other valuation firm selected by the Company and approved by the Target (which approval shall not be unreasonably withheld or delayed) to prepare an independent appraisal of the fair market value of such Control Event Securities based upon the value of the Company as a whole as a going-concern, which appraisal shall be binding on the parties. In the event any consulting, investment banking or other valuation firm is engaged pursuant to this subsection (d), the expense of such firm shall be borne equally by the Company and the Target.

(e) After the expiration of the 30-day period provided in subsection (c) above, and the Company has not exercised its rights to purchase all of Control Event Securities, the Target shall give the Investors written notice (the "Remaining Notice") indicating that the Company has not purchased all of the Control Event Securities pursuant to subsection (d) above, which Remaining Notice shall constitute an offer to each such Investor with the right, but not the obligation, to purchase, that number of Control Event Securities not purchased by the Company pursuant to subsection (d) above (the "Remaining Securities") as is equal to the number of Remaining Securities multiplied by a fraction, (I) the numerator of which is the aggregate number of shares of Series A Convertible Preferred Stock then outstanding owned by such Investor, and (ii) the denominator of which is the sum of all shares of Series A Convertible Preferred Stock then outstanding owned by all of the Investors.

(f) If an Investor desires to purchase all or any portion of its allotment of the Remaining Securities, such Investor (now, a "Participating Investor" for purposes of this Section 3.6) shall deliver a written notice (a "Participating Investor Notice") of its election to purchase such Remaining Securities to the Target, which Participating Investor Notice shall state the number of Remaining Securities such Participating Investor desires to purchase (including such number of Remaining Securities such Participating Investor would be willing to purchase in excess of its allotment) and shall be delivered to the Target within 30 days after the date the Investors receive the Remaining Notice. If one or more Investors, but not all Investors, elect to purchase their allotment of the Remaining Securities, such Participating Investors, if they so indicate in their Participating Investor Notice, may likewise purchase that portion of the Remaining Securities that was available for purchase by the non-Participating Investors, allocated pro rata among the Participating Investors who choose to purchase such additional Remaining Securities. Each Participating Investor Notice shall, when taken in conjunction with the Remaining Notice, be deemed to constitute a valid, legally binding and enforceable agreement for the sale to, and purchase by, that Participating Investor of such number of Remaining Securities as is set forth in such Participating Investor Notice as set forth in subsection (g) below, and the closing of such sale and purchase shall occur at such time and place as set forth in subsection (g) below.

(g) Subject to subsections (e) and (f) above, the Participating Investors shall have the right, but not the obligation, to purchase all or any of the Remaining Securities, at the then fair market value, as determined by mutual agreement of the Target and the Participating Investors; provided, however, that if the fair market value of the Remaining Securities has already been determined pursuant to either subsection (b) or (d) above, such determination of the fair market value shall be binding upon the Participating Investors and the Target. In the event that the fair market value of the Remaining Securities has not been determined pursuant to either subsection (b) or (d) above and there is a dispute between the Participating Investors and the Target regarding the determination of such fair market value, at the request of any of them, then the parties shall engage a consulting, investment banking or other valuation firm selected by the Participating Investors and approved by the Target (which approval shall not be unreasonably withheld or delayed) to prepare an independent appraisal of the fair market value of such Remaining Securities based upon the value of the Company as a whole as a going-concern, which appraisal shall be binding on the parties. In the event any consulting, investment banking or other valuation firm is engaged pursuant to this subsection (g), the expense of such firm shall be borne equally by the Participating Investors and the Target. If one or more Investors has elected to purchase all or any portion of the Offered Securities pursuant to this Section 3.6, the closing of such sale(s) and purchase(s) shall take place at the principal place of business of the Company on such date as may be mutually agreed by the Target and the Participating Investors, but in no event later than the 60th day (or if such 60th day is not a business day, then on the next succeeding business day) following the expiration of the 30-day period provided in subsection (f) above (or, if the consent or approval of any governmental authority is required to consummate such sale(s) and purchase(s), then in no event later than the 15th day following the date on which any such consent or approval is obtained). At the closing, (I) the Target shall deliver to the Participating Investors a certificate or certificates, if any, evidencing the Remaining Securities being purchased by each such party, duly endorsed for transfer to such party, together with a certificate pursuant to which the Target shall represent and warrant to the Participating Investors that each such party is receiving good and marketable title to the Remaining Securities, free and clear of all Liens, and (ii) upon receipt thereof, each of the Participating Investors shall deliver the purchase price for the Remaining Securities being purchased by such party in the manner provided in the Remaining Notice.

Section 3.6 Drag-Along Rights This Section 3.7 shall apply so long as SDS continues to own not less than 240,000 shares of Series A Convertible Preferred Stock (subject to equitable adjustment in the event of any stock split, stock dividend, combination, recapitalization, reorganization, reclassification or other similar event).

(a) If at any time SDS desires to effect a sale of the entire Company to an unrelated person (the "Acquirer") at a valuation of the Company equal to or greater than US$ 21,030,000, whether in the form of (I) the purchase by the Acquirer of 100% of the outstanding Equity Securities in the Company or all or substantially all of the assets of the Company, (ii) the merger or consolidation of the Company with the Acquirer, or (iii) any combination of the foregoing, and whether for cash, securities or other property (as the case may be, a "Buy-Out"), all of the other Investors and Common Holders, subject to such Investors' and Common Holders' rights to exercise their right of first refusal set forth in Section 3.2 hereof (provided that after exercising their collective right of first refusal, the other Investors and Common Holders shall have agreed to purchase all of the Equity Securities then held by SDS at a valuation of the Company equal to or greater than US$ 21,030,000) shall be obligated to sell all of their Equity Securities in the Company and participate in the Buy-Out, to vote all of their Equity Securities in favor of the Buy-Out at any meeting of stockholders called to vote on or approve the Buy-Out, and otherwise to take any and all necessary action to cause the Company, the Investors and the Common Holders to consummate the Buy-Out, and the Company shall use its best efforts to aid in the consummation of the Buy-Out.

(b) Notwithstanding the foregoing provisions of Section 3.7(a), nothing contained herein shall be deemed to limit the rights that any Investor may have to approve any such Buy-Out pursuant to the Company's Operating Agreement, as amended from time to time, or otherwise.

Section 3.7 Additional Provisions Regarding Transfer of Equity Securities

(a) No Common Holder shall voluntarily subject any Equity Securities in the Company beneficially owned by such Common Holder to any Liens without the prior written consent of a Majority in Interest of the Investors.

(b) No Common Holder shall Transfer any Equity Securities in the Company beneficially owned by such Common Holder unless (I) such Common Holder shall have first complied with any and all other applicable provisions of this Agreement and (ii) the transferee of such Equity Securities, if not already a party hereto, agrees in writing to be bound by all of the terms and conditions of this Agreement as a "Common Holder" hereunder (unless such transferee is already an "Investor" hereunder, in which case such transferee shall remain an Investor hereunder) and executes a counterpart to this Agreement.

(c) No Investor shall Transfer any Equity Securities in the Company beneficially owned by such Investor unless (I) such Investor shall have first complied with any and all other applicable provisions of this Agreement and (ii) the transferee of such Equity Securities, if not already a party hereto, agrees in writing to be bound by all of the terms and conditions of this Agreement as an "Investor" hereunder (unless such transferee is already a "Common Holder" hereunder, in which case such transferee shall remain a Common Holder hereunder) and executes a counterpart to this Agreement.

(d) The Company shall not issue or otherwise Transfer any of its Equity Securities to any person not already a party hereto unless the transferee of such Equity Securities agrees in writing to be bound by all of the terms and conditions of this Agreement as a "Common Holder" hereunder (unless such transferee is already an "Investor" hereunder, in which case such transferee shall remain an Investor hereunder) and executes a counterpart to this Agreement.

(e) No party hereto shall Transfer any Equity Securities in the Company beneficially owned by such party (other than in a public offering registered under the Securities Act) if, as a result thereof, the Company would be required to register any of its capital stock under Section 12 of the Exchange Act.

(f) Notwithstanding any other provision of this Agreement to the contrary, the terms and conditions of Sections 3.1, 3.2, 3.3, 3.4 and 3.5 hereof shall not apply to any Permitted Transfer of Equity Securities in the Company by a Common Holder or an Investor; provided, however, that it shall be a condition of any such Permitted Transfer that the transferee of such Equity Securities, if not already a party hereto, agrees in writing to be bound by all of the terms and conditions of this Agreement as a "Common Holder" or an "Investor" hereunder, as applicable, and executes a counterpart to this Agreement.

Section 3.8 No Force or Effect Any purported Transfer of any Equity Securities in the Company by any party hereto, or the purported creation of any Lien on any Equity Securities in the Company beneficially owned by any party hereto, made other than in full compliance with the terms of this Agreement (any such Transfer or Lien, a "Prohibited Transfer") shall be null and void and of no force and effect, shall not operate to vest the transferee of the Equity Securities that are the subject of such Prohibited Transfer with any rights as a holder of Equity Securities of the Company, and shall not be recognized by the Company for any purpose.

ARTICLE IV

MISCELLANEOUS

Section 4.0 Duration of Agreement Except as otherwise provided or contemplated herein, the rights and obligations of the Company, the Investors and the Common Holders under this Agreement shall terminate upon the consummation of the Company's first Qualified Public Offering pursuant to an effective registration statement filed under the Securities Act.

Section 4.1 Legend Each certificate representing shares of Common Stock or Series A Convertible Preferred Stock or any other certificated Equity Securities in the Company that are beneficially owned by the Common Holders or the Investors shall bear a legend in substantially the following form until such time as such shares or other Equity Securities represented thereby are no longer subject to the provisions hereof:

"The securities represented by this certificate are subject to the terms and conditions of a certain Stockholders Agreement dated as of _________ ___, 2002, as amended from time to time, among the Company and the holders of its outstanding capital stock. Copies of such Agreement may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the Company."

Section 4.2 Governing Law This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction). None of the parties hereto has agreed with or represented to any other party that the provisions of this section will not be fully enforced in all instances.

Section 4.3 Waiver of Jury Trial Each of the parties hereto hereby voluntarily and irrevocably waives trial by jury in any action or other proceeding brought in connection with this agreement or any of the transactions contemplated hereby. No party has agreed with or represented to any other party that the provisions of this section will not be fully enforced in all instances.

Section 4.4 Consent to Exclusive Jurisdiction of the Courts of Delaware

(a) Each of the parties hereto hereby consents to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or in connection with this Agreement or any of the transactions contemplated hereby, including, without limitation, any proceeding relating to ancillary measures in aid of arbitration, provisional remedies and interim relief, or any proceeding to enforce any arbitral decision or award.

(b) Each of the parties hereto hereby expressly waives any and all rights to bring any suit, action or other proceeding in or before any court or tribunal other than the courts of the State of Delaware and covenants that such party shall not seek in any manner to resolve any dispute other than as set forth herein or to challenge or set aside any decision, award or judgment obtained in accordance with the provisions hereof.

(c) Each of the parties hereto hereby expressly waives any and all objections such party may have to venue in any of such courts, including, without limitation, the inconvenience of such forum. In addition, each of the parties hereto hereby consents to the service of process by personal service or any manner in which notices may be delivered hereunder in accordance with Section 4.11.

Section 4.5 Prevailing Party's Costs and Expenses The prevailing party in any mediation, arbitration or legal action to enforce or interpret this Agreement shall be entitled to recover from the non-prevailing party all costs and expenses, including reasonable attorneys' fees, incurred in such action or proceeding.

Section 4.6 Cumulative Remedies; Failure to Pursue Remedies The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise. Except where a time period is specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any other right, power, privilege or remedy.

Section 4.7 Equitable Remedies The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

Section 4.8 Amendment and Waiver Except as otherwise expressly provided herein, no provision of this Agreement may be amended, modified or waived except upon the written consent of (a) the Company, (b) to the extent such provision relates to or affects the rights or obligations of the Investors, a Majority in Interest of the Investors and (c) to the extent such provision relates to or affects the rights or obligations of the Common Holders, a Majority in Interest of the Common Holders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 4.9 Assignment; Binding Effect The rights and obligations of the Company set forth herein shall be binding upon and inure to the benefit of the Company and its successors, legal representatives and assigns. Subject to the provisions of Article III, the rights and obligations of each of the Investors set forth herein shall be binding upon and inure to the benefit of such Investor and its successors, legal representatives and transferees of its Equity Securities in the Company. Subject to the provisions of Article III, the rights and obligations of each of the Common Holders set forth herein shall be binding upon and inure to the benefit of such Common Holder and its successors, legal representatives and transferees of its Equity Securities in the Company.

Section 4.10 Notices All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this section), commercial (including Federal Express) or U.S. Postal Service overnight delivery service, or deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as follows:

(a) if to the Company, addressed to;

MASUBI LLC

c/o SDS Capital Partners, LLC

53 Forest Avenue, 2nd Floor

Old Greenwich, CT 06870

U.S.A.

Attention: Raahim Don

(b) if to any Investor, addressed to it at its address set forth on Exhibit A hereto; and

(c) if to any Common Holder, addressed to it at its address set forth on Exhibit B hereto.

Notices shall be deemed given upon the earlier to occur of (I) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. U.S. Eastern Time, or the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent if sent after 5:00 p.m. U.S. Eastern Time; (iii) if sent by overnight delivery service, the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier or U.S. Postal Service; or (iv) if sent by first class mail, registered or certified, postage prepaid, the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the U.S. Postal Service. Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

Section 4.11 Severability If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or application to other persons or circumstances, shall not be affected thereby, and each term and provision of this Agreement shall be enforced to the fullest extent permitted by law.

Section 4.12 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document, and all counterparts shall be construed together and shall constitute one instrument. A facsimile or photocopied signature shall be deemed to be the functional equivalent of an original for all purposes.

Section 4.13 Entire Agreement This Agreement, the Purchase Agreement and the other documents delivered pursuant to or otherwise contemplated by this Agreement or the Purchase Agreement constitute the full and entire understanding and agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior understandings and agreements pertaining thereto, whether oral or written.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

COMPANY:

MASUBI LLC, a Delaware limited liability company

By: /s/ signed

Name:

Title:

INVESTOR:

SDS MERCHANT FUND, L.P., a Delaware limited partnership

By: SDS Capital Partners, L.L.C., its Managing Member

By: /s/ signed

Name:

Title:

COMMON HOLDER:

MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC., a Nevada corporation

By: /s/ signed

Name:

Title:

EXHIBIT A

SCHEDULE OF INVESTORS

Name	Address
SDS Merchant Fund, L.P.	c/o SDS Capital Partners, LLC 53 Forest Avenue, 2nd Floor Old Greenwich, CT 06870 U.S.A.

SCHEDULE B

SCHEDULE OF COMMON HOLDERS

Name	Address
Merlin Software Technologies International, Inc.	Suite 300, 4370 Dominion Street, Burnaby, BC Canada V5G 4L7